                                                   EXHIBIT 7 TO FORM T-1


                              REPORT OF CONDITION
                                   (ATTACHED)

SUNTRUST BANK                                                         FFIEC 031
-----------------------                                                    RC-1
Legal Title of Bank                                                     -------
ATLANTA                                                                 |  12 |
-----------------------                                                 -------
City
GA         30302
-----------------------
State      Zip Code
Transmitted to InterCept on 01/30/2004.  Confirmation Number - 0016321

FDIC Certificate Number - 00867

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                        Dollar Amounts in Thousands RCFD    Bil | Mil | Thou
-------------------------------------------------------------------------------------------------------------
ASSETS 1. Cash and balances
due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1) .....................0081    4,160,723     1.a
     b. Interest-bearing balances (2) ..............................................0071       22,250     1.b
2.   Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A) .................1754            0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)................1773   23,084,151     2.b
3.   Federal funds sold and securities purchased under agreements to resell:        RCON
     a. Federal funds sold in domestic offices .....................................B987      545,975     3.a
                                                                                    RCFD
     b. Securities purchased under agreements to resell (3) ........................B989    3,399,256     3.b
4.   Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale ............................................5369     5,552,060     4.a
     b. Loans and leases, net of unearned income .............B528    80,886,025                          4.b
     c. LESS: Allowance for loan and lease losses ............3123       934,842                          4.c
     d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c).B529   79,951,183     4.d
5.   Trading assets (from Schedule RC-D) ...........................................3545    1,366,262     5
6.   Premises and fixed assets (including capitalized leases) ......................2145    1,350,698     6
7.   Other real estate owned (from Schedule RC-M) ..................................2150       23,553     7
8.    Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M).......................................................2130            0     8
9.   Customers' liability to this bank on acceptances outstanding ..................2155       63,014     9
10.  Intangible assets:
     a. Goodwill ...................................................................3163      883,189     10.a
     b. Other intangible assets (from Schedule RC-M)................................0426      631,929     10.b
11. Other assets (from Schedule RC-F)...............................................2160    3,419,324     11
12. Total assets (sum of items 1 through 11) .......................................2170  124,453,567     12

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK                                                          FFIEC 031
----------------------------------------                                    RC-1
Legal Title of Bank                                                      -------
Transmitted to InterCept on 01/30/2004.  Confirmation Number - 0016321   |  13 |
FDIC Certificate Number - 00867                                          -------

SCHEDULE RC--CONTINUED

                                                        Dollar Amounts in Thousands RCFD    Bil | Mil | Thou
-------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E    RCON
          part I)...................................................................2200   76,470,435     13.a
     (1) Noninterest-bearing (1) .............................6631    11,123,455                          3.a.1
     (2) Interest-bearing ....................................6636    65,346,980                          3.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs               RCFN
        (from Schedule RC-E, part II) ..............................................2200    5,098,488     13.b
     (1) Noninterest-bearing .................................6631             0                          3.b.1
     (2) Interest-bearing ....................................6636     5,098,488                          13.b.2
14.  Federal funds purchased and securities sold under agreements to repurchase:    RCON
     a. Federal funds purchased in domestic offices (2) ............................B993    4,468,779     14.a
                                                                                    RCFD
     b. Securities sold under agreements to repurchase (3) .........................B995    8,393,215     14.b
15.  Trading liabilities (from Schedule RC-D) ......................................3548    1,043,622     15
16. Other borrowed money (includes mortgage indebtedness and obligations under
       capitalized leases) (from Schedule RC-M) ....................................3190   13,508,694     16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ......................2920       63,014     18
19.  Subordinated notes and debentures(4) ..........................................3200    2,150,286     19
20.  Other liabilities (from Schedule RC-G) ........................................2930    2,386,963     20
21.  Total liabilities (sum of items 13 through 20) ................................2948  113,583,496     21
22.  Minority interest in consolidated subsidiaries ................................3000    1,013,515     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .................................3838            0     23
24.  Common stock ..................................................................3230       21,600     24
25.  Surplus (exclude all surplus related to preferred stock) ......................3839    3,178,465     25
26.  a. Retained earnings ..........................................................3632    5,734,769     26.a
     b. Accumulated other comprehensive income (5) .................................B530      921,722     26.b
27.  Other equity capital components (6) ...........................................A130            0     27
28.  Total equity capital (sum of items 23 through 27) .............................3210    9,856,556     28
29.  Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)..................................................3300  124,453,567

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank by RCFD    NUMBER
     independent external auditors as of any date during 2002.......................6724          N/A     M. 1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.